2

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[    ]  Preliminary Proxy Statement

[    ]  Confidential,  For Use of the  Commission  only  (as  permitted  by Rule
        14a-6(e) (2))

[X]     Definitive Proxy Statement [ ] Definitive Additional Materials

[    ]  Soliciting Material Pursuant to Rule 140-11(c) or Rule 240-2


                    NEW WORLD COFFEE - MANHATTAN BAGEL, INC.
                (Name of Registrant as Specified In Its Charter)

         ---------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[    ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

2)   Aggregate Number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)   Proposed maximum aggregate value of transaction:

5)   Total fee paid:

[    ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:

2)   Form, Schedule or Registration Statement No.:

3)   Filing Party:

4)   Date Filed:

                    NEW WORLD COFFEE - MANHATTAN BAGEL, INC.
                             246 Industrial Way West
                           Eatontown, New Jersey 07724


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


     The annual meeting of the stockholders of New World Coffee - Manhattan Bagel, Inc, a Delaware corporation, will be held on December 21, 2000 commencing at 9:30 a.m. at the Company's offices located at 246 Industrial Way West, Eatontown, New Jersey 07724. The meeting is called for the following purposes:

     1. Election of one Class III director to serve until the Annual Meeting in 2003;

     2. Ratification of the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2000;

     3. To transact such other business as may properly come before the annual meeting or any adjournments thereof.

     Stockholders of record at the close of business on November 17, 2000 are entitled to notice of, and to vote at the Annual Meeting of Stockholders. The accompanying form of proxy is solicited by the Board of Directors of the Company. Reference is made to the enclosed proxy statement for further information with respect to the business to be transacted at the Annual Meeting of Stockholders.

     If you do not expect to attend the Annual Meeting of Stockholders in person, please sign and date the enclosed proxy and mail it promptly in the enclosed envelope. Sending in your proxy will not prevent your attending and voting at the meeting in person should you later decide to do so.

                           By  order  of the  Board of Directors

                           Jerold E. Novack, Secretary


Dated:     November 30, 2000

                    NEW WORLD COFFEE - MANHATTAN BAGEL, INC.
                             246 Industrial Way West
                           Eatontown, New Jersey 07724


                                 PROXY STATEMENT

                                November 30, 2000

     This proxy statement is being mailed to stockholders of record as of November 17, 2000 and is furnished in connection with the solicitation of proxies by the Board of Directors of New World Coffee - Manhattan Bagel, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on December 21, 2000, commencing at 9:30 a.m. at the offices of the Company at 246 Industrial Way West, Eatontown, New Jersey 07724. Proxies will be voted in accordance with directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxy votors. Any proxy on which no direction is specified will be voted in favor of the action described in the proxy statement.

     A proxy in the enclosed form may be revoked at any time, prior to it being voted at the Annual Meeting by sending a subsequently dated proxy or by giving written notice to the Company, in each case to the attention of Jerold E. Novack, Secretary, at the address set forth above. Stockholders who attend the Special Meeting may withdraw their proxies at any time before their shares are voted by notifying the Company at the meeting and voting their shares in person.

     The expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the notice, proxy and proxy statement, the handling and tabulation of proxies received and the charges of brokerage houses and other institutions, nominees or fiduciaries in forwarding such documents of the proxy material to beneficial owners, will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone and telegraph by directors, officers or regular employees of the Company. The total cost of proxy solicitations by the Company will not exceed $7,500.

     The matters to be considered at the Annual Meeting include: (1) election of one Class III director to serve until the Annual Meeting in 2003; (2) ratification of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2000; and (3) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof. The Company is aware of no other matters to be presented for action at the Annual Meeting.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     Holders of Common Stock at the close of business on November 17, 2000 will be entitled to vote. Each share of Common Stock entitles the holder to one (1) vote on each matter to be voted upon. On the record date there were 15,404,828 outstanding shares of Common Stock (excluding any treasury shares), which is the only class of voting stock outstanding.

                            MATTERS TO BE VOTED UPON

     1. ELECTION OF DIRECTORS

     The Company's bylaws provide that the Board of Directors is divided into three classes, denominated Class I (present directors' term expiring in 2002), Class II (present directors' term expiring in 2001), and Class III (present directors' term expiring in 2000). There is presently one Class III director. At the Annual Meeting, one individual will be elected as Class III director for a three-year term ending in 2003 and until his successor is elected and qualified. Unless otherwise directed, the persons named in the accompanying Proxy have advised management that it is their intention to vote for the election of the director set forth in this proxy statement.

     In addition to the Company's five classified directors (Class I-2, Class II-2 and Class III-1) the Board of Directors has elected a sixth director pursuant to an agreement (the "Stock Purchase Agreement") entered into by the Company with BET Associates, L.P. and Brookwood New World Investors, LLC (see "Principal Stockholders"), referred to below as an "Agreement Director." The Agreement Director shall serve for the period provided in the Stock Purchase Agreement.

     The following table sets forth certain information with respect to the nominee for the election of one (1) Class III director.

Name                     Age          Position           Year Term Expires
----                     ---          --------           -----------------
Leonard Tannenbaum       28           Director                 2003


Officers and Directors

         The executive officers, directors and key employees of the Company and their ages as of November 17, 2000 are as follows:

Name                                    Age        Position with the Company
----                                    ---        -------------------------
R. Ramin Kamfar                          37        Chairman and Chief Executive Officer and Director (Class I)

William Rianhard                         43        President and Chief Operating Officer

Jerold E.  Novack                        44        Executive Vice President and Chief Financial Officer, Secretary

Michael Konig                            40        General Counsel

Michael Lubitz                           43        Corporate Controller

Michael Ryan                             44        Vice President - Franchise Services

Rocco Fiorentino                         44        Vice President - Business Development

Dave Ammons                              49        Vice President - Marketing

Karen Hogan (1)                          38        Director  (Class I)

Keith F. Barket (1)(2)                   39        Director  (Class II)

Edward McCabe (2)                        62        Director  (Class II)

Leonard Tannenbaum                       28        Director  (Class III)

Eve Trkla                                37        Director  (Agreement)

(1)      Member of Audit Committee
(2)      Member of Compensation Committee

     Mr. Kamfar has served as a Director since founding the Company and as Chairman and Chief Executive Officer since December 1998. From May 1996 to December 1998, he also served as President of the Company. Between October 1993 and May 1996, Mr. Kamfar served in a number of capacities, including Co-President and Co-Chief Executive Officer of the Company. Between 1988 and 1993, he worked in the Investment Banking Division of Lehman Brothers Inc., New York, NY, most recently as a Vice President in the firm's Private Placement Group. Prior to Lehman Brothers, Mr. Kamfar worked at First Growth (U.K.) Ltd. where he gained experience in real estate finance and development. Mr. Kamfar is a director of Vsource, Inc. Mr. Kamfar has a B.S. degree with distinction in Finance from the University of Maryland and an M.B.A. degree with distinction in Finance from The Wharton School at the University of Pennsylvania.

     Mr. Rianhard became President and Chief Operating Officer of New World Coffee - Manhattan Bagel, Inc. in May 2000. From October 1995 to April 2000, Mr. Rianhard was employed by Sara Lee Corporation as the President and Chief Operating Officer of the Quikava, Inc., Himgham, Massachusetts, Chock Full o' Nuts Cafe franchising network. From 1976 to October 1995, Mr. Rianhard was employed by Allied Domecq U.S. Retailing, Randolph, Massachusetts, the parent company of Dunkin' Donuts, in various operations and development positions, serving the last four years as the Director of Concept Development. Mr. Rianhard has a B.A. degree from Ulster County College, Stone Ridge, New York.

     Mr. Novack joined the Company as Vice President-Finance in June 1994 and has served as Chief Financial Officer since January 1999 and as Executive Vice President since July 2000. From 1991 to 1994, he served as Vice President/Controller of The Outdoor Furniture Store, Inc., Woodbridge, NJ a specialty retail chain. From 1988 to 1991, he served as Controller for Richmond Ceramic Tile, Inc., New York, NY a retailer and distributor of ceramic tile. From 1985 to 1988, Mr. Novack served as Assistant Controller for Brooks Fashion Stores, Inc., New York, NY a specialty retail chain. Prior to 1985, Mr. Novack served as Import Division Controller for Mercantile Stores Company, Inc., New York, NY a department store chain. Mr. Novack has a B.S. degree in Accounting from Brooklyn College, City University of New York.

     Mr. Konig joined the Company in January 1999 and serves as General Counsel. From March 1998 to December 1998, Mr. Konig served as a consultant to the Company regarding its acquisition of Manhattan Bagel Co., Inc., and maintained a separate client base. From March 1997 to March 1998, Mr. Konig served as Chief Operating Officer and General Counsel to Anthony L., L.L.C. and J.S.P. Footwear, Inc., manufacturers and distributors of branded footwear and clothing lines. From September 1989 to March 1997, Mr. Konig was an attorney in private practice with Greenbaum Rowe Smith Ravin Davis & Himmel, LLP of Woodbridge, New Jersey, concentrating in Commercial Litigation, Bankruptcy Law and Corporate Transactions. From September 1987 to September 1989, Mr. Konig was an attorney in private practice with Ravin Sarasohn Cook Baumgarten Fisch & Baime of Roseland, New Jersey, concentrating in Bankruptcy Law. Mr. Konig received a J.D. (cum laude) from California Western School of Law and an M.B.A. in Finance with high honors from San Diego State University.

     Mr. Lubitz, C.P.A. joined the Company in February 1999 and serves as Corporate Controller. From 1996 through January 1999, Mr. Lubitz served as Corporate Controller of The Princeton Review, New York, New York, a leading test preparation company. From 1986 to 1995, Mr. Lubitz was a Certified Public Accountant in Public Practice with the firm of Becker, Sarran & Lubitz, Chartered of Bethesda, Maryland. From 1982 to 1985, Mr. Lubitz served as Vice President - Finance of Resource Ventures, Inc., Alexandria, Virginia, an international trading and transportation company. Prior to 1982, Mr. Lubitz was an Auditor with Arthur Andersen & Co., New York, New York. Mr. Lubitz holds B.S. degrees in Accounting and Industrial Relations from Rider University.

     Mr. Ryan has served as Vice President - Franchise Services of the Company since November 1998. From 1995 to November 1998, Mr. Ryan served initially as Director of Operations, and subsequently as Vice President - Franchise Services of Manhattan Bagel Company, Inc. From 1994 to 1995, he served as Director of Operations for T.J. Cinnamons, Secaucus, New Jersey. From 1973 to 1994, he served in various capacities at Dunkin Donuts, most recently as Development Manager.

     Mr. Fiorentino has served as Vice President - Development of the Company since November 1998. From May 1996 to November 1998, Mr. Fiorentino served as Director of Business Development of Manhattan Bagel Company, Inc. From 1985 to 1996, he served as President of Specialty Bakeries, Inc., Moorestown, NJ, a franchisor of Bagel Builders, which he co-founded and subsequently sold to Manhattan Bagel Company, Inc.

     Mr. Ammons has served as Vice President of Marketing since April 2000. From 1996 to 1999 Mr. Ammons was employed by Allied Domecq U.S. Retailing as Director of Field Marketing for the Dunkin' Donuts, Baskin Robbins and Togo's brands. From 1992 to 1997 Mr. Ammons was with Foote, Cone & Belding/Bozell Worldwide Advertising as Vice President/Partner on the Taco Bell account. Mr. Ammons has a BS degree in advertising and public relations from Youngstown State University.

     Ms. Hogan has served as a director of the Company since December 1997. From 1992 to 1997, Ms. Hogan served as Senior Vice President, Preferred Stock Product Management at Lehman Brothers, Inc. From 1985 to 1992, Ms. Hogan served as Vice President, New Product Development Group at Lehman Brothers, Inc. New York, NY. Ms. Hogan has a B.S. degree from the State University of New York at Albany and an M.B.A. degree in Finance and Economics from Princeton University.

     Mr. Barket has served as a director of the Company since June 1995. Mr. Barket is the Managing Director - Real Estate for Angelo, Gordon & Co., New York, NY. From 1988 to 1997, Mr. Barket was a Managing Director of Amerimar Enterprises Inc., New York, NY, a real estate investment and development company during which time he was involved in a variety of office, retail, residential and hotel projects. From 1984 to 1986, he worked as a senior tax accountant with Arthur Andersen & Co., New York, NY. Mr. Barket has B.A. degree from Georgetown University and an M.B.A. degree from The Wharton School at the University of Pennsylvania.

     Mr. McCabe has served as director of the Company since February 1997. Since 1999 Mr. McCabe has worked as a marketing and communications consultant. From 1991 to 1999, Mr. McCabe was Chief Executive Officer of McCabe & Company, New York, NY, an advertising and communications company. From 1967 to 1986 he served in various capacities, most recently as President and Worldwide Creative Director, at Scali, McCabe, Sloves, Inc., New York, NY, an advertising agency he co-founded. Mr. McCabe has served on the board of advisors of The University of Florida. He also serves on the advisory board of ThinkTanksWorldwide.com.

     Mr. Tannenbaum has served as a director of the Company since March 1999. Mr. Tannenbaum has also been designated as an Agreement Director under the Stock Purchase Agreement and is a limited partner of BET Associates, L.P. (see "Principal Stockholders"). Mr. Tannenbaum is currently a managing partner at MYFM Capital, LLC which he founded in 1999. From April 1997 to 1999, he was a principal with LAR Management, Inc., which managed a $50,000,000 hedge fund. From June 1996 to April 1997, he was an associate with Pilgrim Baxter, a mutual fund manager. From 1994 to 1996, he was an Assistant Vice President and analyst in the Small Company Group at Merrill Lynch. Mr. Tannenbaum is also a director of Westower, Inc. and General Devices, Inc., each a publicly traded company. Mr. Tannenbaum is a graduate of the Wharton School of The University of Pennsylvania, where he received a BS in Strategic Management and an MBA in Finance.

     Ms. Trkla has been an Agreement Director since August 2000 in accordance with the Stock Purchase Agreement, and is a controlling person of Brookwood Financial Partners, L.P., an affiliate of Brookwood New World Investors, LLC, a party to the Stock Purchase Agreement (see "Principal Stockholders"). Ms. Trkla has been, since May 1993, the Chief Financial Officer of Brookwood Financial Partners, L.P. Ms. Trkla's prior experience with the financial services field includes eight years as a lender at The First National Bank of Boston and one year as the Senior Credit Officer at The First National Bank of Ipswich. Ms. Trkla also serves as a director of UbiquiTel Inc., a Sprint PCS affiliate. Ms. Trkla is a cum laude graduate of Princeton University.

     Directorships whose term expires in a calendar year are filled at the Annual Meeting held in such calendar year. Officers are elected annually and serve at the discretion of the Board of Directors. There are no family relationships between any of the directors or executive officers of the Company.

     The following table provides certain information concerning the compensation earned by the Company's Chief Executive Officer for services rendered in all capacities to the Company during 1999, and any executive officers of the Company who received compensation in excess of $100,000 for such year:

                           SUMMARY COMPENSATION TABLE

                                                                   Annual Compensation
                                                                   -------------------
                                                                                                       Securities
                                                                                                       Underlying
                                                                               Other Annual             Options/
Name and Principal Position               Salary ($)       Bonus ($)          Compensation ($)          SARs(#)
---------------------------               ----------       ---------          ----------------          -------
R. Ramin Kamfar                            $175,000         $87,500            $24,000 (1)               ---
 Chairman and Chief
 Executive Officer

Sanford Nacht                              $160,000         $40,000             $4,800 (1)               ---
 President and Chief
 Operating Officer

Jerold E. Novack                           $150,000         $37,500            $12,000 (1)             125,000
 Chief Financial Officer

(1) Represents car and commuting allowances for the respective individuals.


     Set forth below is information on grants of stock options for the Named Executive Officers for the period December 27, 1998 to December 26, 1999.

                              OPTION GRANTS IN 1999

                                  Individual Grants
                                  -----------------

                                                                                          Potential Realizable
                              Number of     Percentage of                                   Value At Assumed
                              Securities    Total Options    Exercise                       Annual Rates of
                              Underlying    Granted to        Price                           Stock Price
                               Option       Employees in     ($ per      Expiration        Appreciation for
                               Granted       Fiscal Year      share)        Date           Optional Term (1)
                               -------       -----------      ------        ----           -----------------
Jerold Novack                  125,000          100%          $2.00       12/02/09       $87,181       $286,905

(1) The potential realizable value is calculated based on the term of the option at the time of grant (ten years). Assumed stock price appreciation of 5% and 10% is based on the fair value at the time of grant.

Employment Contracts

     In September 2000, the Company approved a new employment agreement with Mr. Kamfar, the Company's Chairman and Chief Executive Officer. The agreement expires on December 31, 2001 but is automatically renewed for additional one-year periods commencing each January 1 unless either party gives written notice to the other of its desire not to renew such term, which notice must be given no later than ninety (90) days prior to the end of each term on any such renewal. The agreement provides for a compensation package of $300,000 per year, and an annual performance bonus of between 35% and 100% of the base salary for calendar year 2000 and any subsequent calendar year. Each bonus is based on the attainment of certain corporate and individual goals. Pursuant to the agreement, Mr. Kamfar has agreed to maintain the confidentiality of any confidential or proprietary information of the Company.

     In the event that the Company terminates Mr. Kamfar's employment upon a change in control or terminates Mr. Kamfar's employment other than for cause, he will be paid severance compensation equal to three times his annual base salary (at the rate payable at the time of such termination) plus an amount equal to the greater of two times the amount of his bonus for the calendar year preceding such termination or 35% of his base salary. For a period of one year following Mr. Kamfar's voluntary termination or termination for cause, Mr. Kamfar cannot perform services for, have an equity interest (except for an interest of 10% or less in an entity whose securities are listed on a national securities exchange) in any business (other than the Company) or participate in the financing, operation, management or control of, any firm, corporation or business (other than the Company) that engages in the marketing or sale of specialty coffee as its principal business.

     Mr. Kamfar's employment agreement defines a "change of control" as: 1) the acquisition of more than 40% of the voting stock of the Company by a single person or group; 2) a change in the majority of the Board of Directors as a result of a cash tender offer, merger, sale of assets or contested election; 3) the approval by shareholders of the Company of a merger or sale of all or substantially all of the Company's assets; 4) the closing of a transaction in which more than 50% of the Company's voting power is transferred and 5) a tender offer which results in a person or a group acquiring more than 40% of the Company.

     In September 2000, the Company approved a new employment agreement with Mr. Novack, the Company's Chief Financial Officer. The agreement expires on June 30, 2001. The agreement provides for a compensation package of $160,000 per year, and an annual performance bonus of 50% to 100% of the base salary based on the attainment of certain corporate, departmental and individual goals. Pursuant to the agreement, Mr. Novack has agreed to maintain the confidentiality of any confidential or proprietary information of the Company.

     In the event that the Company terminates Mr. Novack's employment other than for cause, he will be paid severance compensation of $200,000. In the event Mr. Novack terminates his employment voluntarily, he will be paid severance compensation of $100,000. For a period of one year following Mr. Novack's voluntary termination or termination for cause, Mr. Novack cannot perform services for, have an equity interest (except for an interest of 5% or less in an entity whose securities are listed on a national securities exchange) in any business (other than the Company) or participate in the financing, operation, management or control of, any firm, corporation or business that engages in the marketing or sale of specialty coffee or bagels as its principal business.

     In April 2000, the Company entered into an employment agreement with Mr. Rianhard with a term beginning May 15, 2000 and ending May 15, 2002, which term is automatically renewed from year to year unless either party gives notice to the contrary not less than ninety (90) days prior to the commencement of any one
(1) year extension period. The Agreement provides for annual compensation of $160,000 plus such increases as the Board of Directors may approve. The Agreement also provides for an annual service bonus equal to 25% of Mr. Rianhard's base compensation and an annual performance bonus of up to 25% of Mr. Rianhard's base compensation, as determined by the Board of Directors. The Agreement also provides for an option to purchase 60,000 shares of common stock at its closing price on April 12, 2000, a $12,000 annual automobile allowance, a $12,000 annual rent allowance and a moving allowance.

     If there is a "change in control", Mr. Rianhard shall be entitled to a bonus equal to 50% of his base compensation for the year in which the same occurs, and if he is terminated within six (6) months after the "change of control," Mr. Rianhard would be entitled to receive 12 months' base compensation, one year's bonus and 12 months' automobile allowance and would be entitled to fully exercise his options. For a period of one year following Mr. Rianhard's voluntary termination or termination for cause, Mr. Rianhard cannot perform services for, have an equity interest (except for an interest of 5% or less in an entity whose securities are listed on a national securities exchange) in any business (other than the Company) or participate in the financing, operation, management or control of, any firm, corporation or business that engages in the marketing or sale of specialty coffee or bagels as its principal business.

Principal Stockholders

     The following table sets forth as of November 17, 2000 the number of shares of Common Stock owned by each director, executive officer and 5% shareholder of the Company:


                                                                       Shares
Name and Address of                                                 Beneficially
Beneficial Owner **                                                     Owned               Percentage
-------------------                                                     -----               ----------
Brookwood New World Investors, LLC                                   1,196,910 (1)            7.21%
55 Tozer Road
Beverly, MA 01915

BET Associates, L.P.                                                 2,004,255 (2)           11.89%
3103 Philmont Avenue
Huntingdon Valley, PA 19006

Bruce Toll                                                           2,004,255 (2)           11.89%
3103 Philmont Avenue
Huntingdon Valley, PA 19006

Frank and Lydia LaGalia                                                 606,900               3.94%
2050 Center Avenue
Suite 200
Fort Lee, NJ 07024

R. Ramin Kamfar                                                      1,012,282 (3)            6.29%
  Chairman and Chief Executive
  Officer and Director

William Rianhard                                                       15,000 (4)               *
  President and Chief Operating Officer

Jerold E. Novack                                                      692,662 (5)             4.38%
  Executive Vice President - Finance
  Treasurer and Secretary

Keith F. Barket                                                        74,721 (6)               *
  Director

Edward McCabe                                                          48,900 (7)               *
  Director

Karen Hogan                                                            60,816 (8)               *
  Director

Leonard Tannenbaum                                                     98,259 (9)               *
  Director

Eva Trkla                                                               -0- (10)               -0-
  Director

All directors and executive officers                                   2,002,640             11.98%
  As a group (8 persons)
 ---------------------------

*    Less than one percent (1%).

** Address for each officer and director of the Company is the Company's principal office located at 246 Industrial Way West, Eatontown, NJ.

(1)  Consists of common stock which may be purchased pursuant to a warrant.

(2) Includes 557,345 shares beneficially owned by BET Associates, L.P. and 1,446,910 shares which may be purchased under warrants by it. Mr. Toll is a controlling person of BET Associates, L.P.

(3) Includes 684,367 shares which may be acquired upon the exercise of options which will be exercisable within 60 days.

(4) Includes 15,000 shares which may be purchased pursuant to the exercise of options which will be exercisable within sixty (60) days and does not include 45,000 shares that may be purchased pursuant to the exercise of options that are not exercisable within sixty (60) days.

(5)  Includes 421,662 shares which may be acquired upon the exercise of options.

(6) Includes 44,000 shares which may be acquired upon the exercise of presently exercisable options.

(7) Includes 40,000 shares which may be acquired upon the exercise of presently exercisable options.

(8) Includes 30,000 shares which may be acquired upon the exercise of presently exercisable options.

(9) Includes options to purchase 20,000 shares of common stock and warrants to purchase 70,000 shares of common stock. Does not include 2,004,225 shares owned beneficially by BET Associates, L.P., of which Mr. Tannenbaum is a limited partner owning 10% of the interest of the limited partners, and of which shares Mr. Tannenbaum disclaims beneficial ownership.

(10) Ms. Trkla is a controlling person of Brookwood Financial Partner, L.P., an affiliate of Brookwood New World Investors, LLC (see Note (1) above). Ms. Trkla disclaims a beneficial interest in the common stock beneficially owned by Brookwood New World Investors, LLC.

Directors' Compensation

     Each non-employee director of the Company is paid $2,000 for each of the quarterly Board meetings of each calendar year, $1,000 for each additional Board meeting held in the same calendar year and $500 for each committee meeting. Such payments are made in Common Stock of the Company. Employee directors are not compensated for service provided as directors. Additionally, each non-employee director receives stock option to purchase 10,000 shares of Common Stock on the date on which such person first becomes a director, and on October 1 of each year if, on such date, he or she shall have served on the Company's Board of Directors for at least six months. The exercise price of such options shall be equal to the market value of the shares of Common Stock on the date of grant. All directors are reimbursed for out-of-pocket expenses incurred by them in connection with attendance of Board meetings and committee meetings.

Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based solely on the Company's review of the copies of such forms received by it during its fiscal year ended December 26, 1999, the Company believes that all filing requirements applicable to the Reporting Persons were complied with.

Certain Transactions

     On or about March 25, 1998, the officers of the Company, R. Ramin Kamfar and Jerold E. Novack, signed an agreement to purchase four stores from the Company. Mr. Kamfar is Chief Executive Officer of the Company and Mr. Novack is Chief Financial Officer. The purchase price was $1,250,000. This transaction was approved by the Board of Directors of the Company. The Company believes that the term of this transaction are as favorable to the Company as those which could have been obtained from unaffiliated third parties. During 1999, these stores were resold.

     Leonard Tannenbaum, a director of the Company, is a limited partner and the owner of ten (10%) percent of the limited partners' interest in BET Associates, L.P. ("BET"). On November 24, 1998, the Company completed a $5 million dollar debt transaction with BET, which funds were used for the acquisition of Manhattan Bagel Company, Inc. Mr. Tannenbaum was appointed to the Company's Board of Directors as the designee of BET pursuant to the terms of the foregoing transaction. In 1999, the obligation to BET was repaid pursuant to the refinancing of the Company's debt. In connection with the refinance of the Company's debt, a Company controlled by Mr. Tannenbaum was paid $150,000 in advisory fees for services provided.

     In addition, on August 11, 2000, BET purchased approximately 8,108 shares of the Company's Series D Preferred Stock for the sum of $7,500,000. In a related transaction on August 18, 2000, Brookwood New World Investors, LLC ("Brookwood") purchased approximately 8,108 shares of the Company's Series D Preferred Stock for the sum of $7,500,000 (collectively the "Series D Financing"). Each of BET and Brookwood received a warrant to purchase 1,196,909 shares of the Company's common stock at a price of $.01 per share. In connection with the Series D Financing, Mr. Tannenbaum received a fee of $225,000 and a warrant to purchase 70,000 shares of the Company's common stock at its closing price on August 18, 2000. In addition, Mr. Tannenbaum was designated by BET as a director of the Company to serve for the period specified in the Stock Purchase Agreement.

     Eve Trkla, a director of the Company is the Chief Financial Officer of Brookwood Financial Parters, L.P., an affiliate of Brookwood. In addition, Ms. Trkla was designated by Brookwood as a director of the Company to serve for the period specified in the Stock Purchase Agreement.

         Each of the nominees for election as a director has advised the Company of his willingness to serve as a director and management believes that each nominee will be able to serve. If any nominee becomes unavailable, proxies may be voted for the election of such person or persons who may be designated by the Board of Directors.

           THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF THE CLASS III DIRECTOR SET FORTH IN THIS PROXY STATEMENT

2.   SELECTION OF AUDITORS

     The Board of Directors recommends that the stockholders ratify the selection of Arthur Andersen LLP, independent auditors, which served as the Company's independent auditors to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2000.

               THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE
          SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT
              AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000

3.   OTHER MATTERS

     The Board of Directors has no knowledge of any other matters which may come before the Annual Meeting and does not intend to present any other matters. However, if any other business shall properly come before the Annual Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares of Common Stock represented by the accompanying proxy in accordance with their best judgment.

           PROCEDURE FOR SUBMISSION OF YEAR 2001 STOCKHOLDER PROPOSALS

     Proposals by stockholders for inclusion in the 2001 annual meeting of stockholders proxy statement must be received by New World Coffee-Manhattan Bagel, Inc., 246 Industrial Way West, Eatontown, New Jersey 07724, pursuant to the provisions of the Restated Certificate of Incorporation. To be timely, a stockholder's notice must be received not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty
(60) days from such anniversary, notice by the stockholder to be timely must be so received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual meeting; or (2) the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure there of was made, whichever first occurs. All such proposals are subject to the applicable rules and requirements of the Securities and Exchange Commission.

                                  OTHER MATTERS

     So far as the Board of Directors is aware, only the aforementioned matters will be acted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the accompanying proxy may be voted on such other matters in accordance with the best judgment of the person or persons voting said proxy.

                           By  order  of the  Board of Directors

                           Jerold E. Novack, Secretary

Dated:  November 30, 2000

                               COMMON STOCK PROXY


                    NEW WORLD COFFEE - MANHATTAN BAGEL, INC.
                             246 Industrial Way West
                           Eatontown, New Jersey 07724

          This Proxy is Solicited on Behalf of the Board of Directors.

     The undersigned, revoking all previous proxies, hereby appoints R. Ramin Kamfar and Jerold E. Novack, and each of them, proxies with power of substitution to each, for and in the name of the undersigned to vote all shares of Common Stock of New World Coffee - Manhattan Bagel, Inc. (the "Company"), held of record by the undersigned on November 17, 2000 which the undersigned would be entitled to vote if present at the Annual Meeting of Shareholders of the Company to be held on December 21, 2000, at 9:30 a.m. at 246 Industrial Way West, Eatontown, New Jersey 07724, and any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting.

     The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

     1.   ELECTION OF DIRECTOR

 FOR the nominee listed below                Withhold Authority to vote for the
 (except as marked to the contrary           nominee listed below _________
 below) _________

     (Instruction: To withhold authority to vote for an individual nominee strike a line through such nominee's name in the list below).

                               LEONARD TANNENBAUM

     2. RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                  FOR __________    AGAINST ____________      ABSTAIN _________

     3. TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                  FOR __________    AGAINST ___________       ABSTAIN _________

     PLEASE SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY and when properly executed will be voted as directed herein. If no direction is given, this Proxy will be voted "FOR" all proposals.


(Date)

(Signature)

(Signature, if held jointly)

     Please sign exactly as name appears below. If Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please list full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     Please sign, date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.